Exhibit 99.1

   PHOTOMEDEX MERGER WITH PROCYTE CORPORATION APPROVED BY PROCYTE SHAREHOLDERS

    MONTGOMERYVILLE, Pa. and REDMOND, Wash., March 18
/PRNewswire-FirstCall/ -- PhotoMedex, Inc. (Nasdaq: PHMD) and ProCyte Corporation (OTC Bulletin Board: PRCY) announced today that following ProCyte's shareholder meeting today, the companies have shareholder approval to complete their merger in a stock-for-stock transaction.

    On March 18, 2005, at a reconvened special meeting of shareholders, ProCyte shareholders voted to approve the merger agreement and the merger between the two companies. The measure was passed by a vote of 11,121,900 shares in favor of the merger. This represents approximately 70.3 percent of ProCyte's 15,822,516 shares of common stock outstanding, as of the record date. Under applicable State law, the affirmative vote of two- thirds of ProCyte shareholders was needed to complete the merger.

    Previously, on March 3, 2005, at a special meeting of the PhotoMedex stockholders, the merger agreement and merger were approved including the issuance of PhotoMedex shares as consideration for ProCyte shares.

    Under the terms of the agreement, PhotoMedex will issue 0.6622 shares of its common stock in exchange for each outstanding share of ProCyte common stock. PhotoMedex expects to issue approximately 10.5 million shares of common stock. The combined company will continue to operate under the name PhotoMedex, Inc. and will continue to trade on the Nasdaq National Market under the ticker "PHMD." The combined company will remain headquartered in Montgomeryville, PA and will have operations in Carlsbad, CA and Redmond, WA.

    Jeff O'Donnell, President and CEO of PhotoMedex, commented, "We are gratified to have received the support of both companies' stockholders in approving this merger. The important work of integrating our two companies is well under way. We look forward to operating a profitable healthcare company that continues to gain market share in the dermatology and surgical products markets."

    About PhotoMedex

    PhotoMedex provides contract medical procedures to hospitals, surgi- centers and doctors' offices, offering a wide range of products and services across multiple specialty areas, including dermatology, urology, gynecology, orthopedics, and other surgical specialties. The company is a leader in the development, manufacturing and marketing of medical laser products and services. In addition as a result of the merger, PhotoMedex will now develop and market products based on its patented, clinically proven Copper Peptide technology for skin health, hair care and wound care. The combined company will sell directly to dermatologists, plastic and cosmetic surgeons, spas and salons and through licenses with strategic partners into the consumer market, including its long-term worldwide license agreement with Neutrogena(R), a Johnson & Johnson company. ProCyte brands include Neova(R), VitalCopper(R), Simple Solutions(R) and AquaSante(R)

    SAFE HARBOR STATEMENT

    This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on managements' current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this release include statements about future financial and operating results of ProCyte Corporation ("ProCyte") and PhotoMedex, Inc. ("PhotoMedex") and the acquisition of ProCyte by PhotoMedex .

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    The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that ProCyte's business will not be integrated successfully with that of PhotoMedex, costs related to the merger, risks relating to technology and product development, market acceptance, government regulation and regulatory approval processes, intellectual property rights and litigation, dependence on strategic partners, ability to obtain financing, competitive products and other risks identified in PhotoMedex's and ProCyte's respective filings with the SEC. PhotoMedex and ProCyte are under no obligation to (and expressly disclaim any such obligation to) update or alter these forward-looking statements, whether as a result of new information, future events or otherwise.

    Contacts:  Allen & Caron                      PhotoMedex, Inc.
               Matt Clawson (investors)           Dennis McGrath, CFO
               949-474-4300                       215-619-3287
               matt@allencaron.com                info@photomedex.com

SOURCE  PhotoMedex, Inc.
    -0-                             03/18/2005
    /CONTACT: Investors, Matt Clawson of Allen & Caron, +1-949-474-4300, matt@allencaron.com, for PhotoMedex, Inc.; or Dennis McGrath, CFO of PhotoMedex, Inc., +1-215-619-3287, info@photomedex.com/
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